Exhibit 10.1

CONSENT TO FIRST LIEN CREDIT AGREEMENT

This CONSENT TO FIRST LIEN CREDIT AGREEMENT (this “Consent”), dated as of May 15, 2013, is by and among EUREKA HUNTER PIPELINE, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”).

WHEREAS, the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders are parties to that certain First Lien Credit Agreement, dated as of August 16, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent consent to certain departures from the Credit Agreement as described herein; and

WHEREAS, on the terms and subject to the conditions contained herein, the undersigned Lenders and the Administrative Agent are willing to consent to certain departures from the Credit Agreement in accordance with Section 10.2 of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              Defined Terms.

(a)         Capitalized terms used but not defined in this Consent shall have the meanings ascribed to such terms in the Credit Agreement.  The principles of interpretation set forth in Section 1.4 of the Credit Agreement shall apply to the provisions of this Consent.

(b)         Each reference to “hereof’, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, each reference to “this Agreement” or “the Credit Agreement” and each other similar reference contained in the Agreement or any other Loan Document shall on and after the Effective Date refer to the Credit Agreement as amended or otherwise modified by this Consent.  Any notices, requests, certificates and other instruments executed and delivered on or after the Effective Date may refer to the Credit Agreement without making specific reference to this Consent but nevertheless all such references shall mean the Credit Agreement as amended or otherwise modified by this Consent unless the context otherwise requires.

2.     Consents.  In reliance on the representations and warranties set forth in Section 3 below and subject to the satisfaction of the conditions set forth in Section 4 below, the parties hereby agree as follows:

Quarterly Financial Statements.  The Borrower is required to deliver to the Administrative Agent and each Lender, within 45 days after the end of the Fiscal Quarter ending March 31, 2013, the Borrower’s unaudited consolidated and consolidating balance sheet of the

Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and cash flows and other documents as more fully set forth in Section 5.1(b) of the Credit Agreement (collectively, the “Quarterly Financials”). Each Lender and the Administrative Agent hereby agrees that the failure by the Borrower to deliver the Quarterly Financials when due shall not constitute a Default or an Event of Default so long as the Quarterly Financials are delivered to the Lenders and the Administrative Agent on or before the earlier of (i) the date that is thirty (30) days after the date on which the Borrower delivers its annual audited financial statements for the 2012 Fiscal Year (as more fully set forth in that certain Consent to First Lien Credit Agreement dated as of March 18, 2013 and effective as of March 17, 2013, among the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders party thereto) and (ii) July 12, 2013.  Any failure to deliver the Quarterly Financials to the Lenders on or before the date required pursuant to the immediately preceding sentence shall constitute an immediate Event of Default.

3.     Representations and Warranties.  The Borrower represents and warrants as of the Effective Date to each Lender and the Administrative Agent that:

(a)         The Borrower (i) has the power and authority, and the legal right, to make, deliver and perform this Consent and (ii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Consent;

(b)         No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Consent;

(c)         This Consent (i) has been duly executed and delivered on behalf of the Borrower and (ii) constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)         The execution, delivery and performance of this Consent, the borrowings under the Credit Agreement in connection herewith, and the use of the proceeds thereof will not result in a violation of any Requirement of Law or any Contractual Obligation of the Borrower, and will not result in, or require, the creation or imposition of any Lien on any of its Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Collateral Documents);

(e)         After giving effect to the consents set forth herein, the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and accurate in all material respects as of the date hereof (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties shall be true and correct in all respects, and those representations and warranties that are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date) with the same force and effect as if such had been made on and as of the date hereof; and

(f)          no Default or Event of Default has occurred and is continuing.

4.     Conditions Precedent.  The effectiveness of this Consent is subject to the satisfaction of the following conditions (the date of satisfaction of such conditions, the “Effective Date”):

(a)         the Required Lenders and the Administrative Agent having executed and delivered this Consent;

(b)         the Borrower having received consents reasonably satisfactory to the Administrative Agent with respect to the timing for delivery of the Quarterly Financials under the Second Lien Indebtedness Documents;

(c)         the Administrative Agent having received payment of all outstanding expenses (including expenses of legal counsel) as of the Effective Date; and

(d)         the Lenders and the Administrative Agent having received this Consent duly executed and delivered by a Responsible Officer of the Borrower.

5.     Loan Documents.  This Consent shall constitute a Loan Document, as such term is defined in the Credit Agreement.  This Consent is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations.

6.     Severability.  Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.     Integration.  This Consent and the other Loan Documents represent the entire agreement of the Loan  Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Lender or the Administrative Agent relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.     GOVERNING LAW.  THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.     Survival.  The representations and warranties contained in Section 3 of this Consent shall survive the execution and delivery of this Consent and the Effective Date.

10.  Release.  In consideration of, among other things, the Lenders’ execution and delivery of this Consent, to the extent permitted by applicable law, the Borrower hereby forever agrees and covenants not to sue or prosecute against any Lender, the Administrative Agent, the

Issuing Bank, the Swingline Lender or their affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of federal securities laws), and their respective successors and assigns, and each and all of the officers, directors, partners, employees, agents, attorneys and other representatives of each of the foregoing in their respective capacities as such (collectively, the “Releasees” and each a “Releasee”) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims, actions, suits, demands, controversies, trespasses, judgments, costs or expenses whatsoever that the Borrower now has or hereafter may have of whatsoever nature and kind, which are actually known to a Responsible Officer of the Borrower, whether arising at law or in equity, against the Releasees, based in whole or in part on facts arising on or prior to the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and any or all of the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender, on the other hand, relating to any or all of the Loan Documents or transactions contemplated thereby.

11.  Ratification; No Other Amendments; No Waiver.  Except as expressly modified hereby, the Credit Agreement and each other Loan Document are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof.  Other than as otherwise expressly provided herein, this Consent shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Lender, the Administrative Agent or any other Indemnitee under the Agreement or any of the other Loan Documents, nor shall the entering into of this Consent preclude any such Person from refusing to enter into any further amendments with respect to the Agreement or any of the other Loan Documents.  Other than as expressly provided herein, this Consent shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or any other Loan Document or of the occurrence or continuance of any present or future Default or Event of Default.

12.  Headings.  The section headings contained in this Consent are inserted for convenience only and will not affect in any way the meaning or interpretation of this Consent.

13.  Amendments.  This Consent may not be amended or modified except in the manner specified for an amendment of or modification to the Credit Agreement in Section 10.2 of the Credit Agreement.

[Signature Pages  to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

EUREKA HUNTER PIPELINE, LLC

By:	/s/ Ronald D. Ormand
Name:	Ronald D. Ormand
Title:	EVP & Treasurer

[SIGNATURE PAGE TO CONSENT TO FIRST LIEN TERM LOAN AGREEMENT]

SUNTRUST BANK,
as the Administrative Agent, as the Issuing Bank, as the Swingline Lender and as a Lender

By:	/s/ Mark Ames
Name:	Mark Ames
Title:	Managing Director

[SIGNATURE PAGE TO CONSENT TO FIRST LIEN TERM LOAN AGREEMENT]